   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1997
                                                      REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  ___________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________

                            ASYST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                            3559                      94-2944251
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)    Classification Code Number)     Identification Number)

                                  ___________
                                48761 KATO ROAD
                           FREMONT, CALIFORNIA 94538
                                 (510) 661-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ___________

                             DOUGLAS J. MCCUTCHEON
                            ASYST TECHNOLOGIES, INC.
                                48761 KATO ROAD
                           FREMONT, CALIFORNIA 94538
                                 (510) 661-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ___________

                                   COPIES TO:
                             JAMES C. KITCH, ESQ.
                              COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                          PALO ALTO, CALIFORNIA 94306
                                (415) 843-5000

                                  ___________

        Approximate date of commencement of proposed sale to the public:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.




If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [_]

                                  ___________

                                            CALCULATION OF REGISTRATION FEE
===================================================================================================================================
TITLE OF SECURITIES TO BE      AMOUNT TO BE REGISTERED   PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
     REGISTERED                                            PRICE PER SHARE (1)             OFFERING PRICE (1)      REGISTRATION FEE
===================================================================================================================================
Common Stock, no par value....          1,000,000             $27.85                       $27,875,000                 $8,447.00
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee based on the average of the high and low sales prices on the Nasdaq National Market on November 13, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant duly certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on November 21, 1997.

                              ASYST TECHNOLOGIES, INC.



                              By: /s/ Douglas J. McCutcheon
                                  -------------------------------
                                  Douglas J. McCutcheon
                                  Senior Vice President and
                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                        DATE


/s/ Mihir Parikh              Chairman of the Board, Chief     November 21, 1997
---------------------------   Executive Officer and Director
Mihir Parikh                  (Principal Executive Officer)


           *                  Senior Vice President and        November 21, 1997
---------------------------   Chief Financial Officer
Douglas J. McCutcheon         (Principal Financial and
                              Accounting Officer)


           *                  Director                         November 21, 1997
----------------------------
James E. Springgate


           *                  Director                         November 21, 1997
----------------------------
Walter W. Wilson


           *                  Director                         November 21, 1997
----------------------------
Tsuyoshi Kawanishi


           *                  Director                         November 21, 1997
----------------------------
Stanley Grubel


                               Director                        ___________, 1997
-----------------------------
Ashok Sinha

*By /s/ Mihir Parikh
    -------------------------
    Mihir Parikh
    Attorney in Fact


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